EXHIBIT 32.1

        Certification Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


     In connection with the quarterly report on Form 10-QSB of Absolute Potential, Inc. (the "Company") for the period ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge and belief, that:

          1) the Report fully complies with the requirements of Sections 13(a) or 15(d) (as applicable) of the Securities and Exchange Act of 1934, as amended; and

          2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




                                            /s/  Thomas F. Duszynski
                                            -----------------------------------
                                                 Thomas F. Duszynski
                                                 Chief Executive Officer and
                                                 Chief Financial Officer

Date: September 17, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.